                                                                                                                                                                                EXHIBIT 99.2

Contact:
Adam Friedman
Principal
Adam Friedman Associates LLC
Phone: (212) 981-2529; Ext. 18

BOARD OF DIRECTORS CONFIRMS LAVELLE APPOINTMENT AS INTERIM PRESIDENT AND CEO

Preliminary Fourth Quarter Results Show $86.7 Million in Revenue

MINNEAPOLIS, MN — February 20, 2007— Analysts International (NASDAQ: ANLY) announced today that the Board of Directors confirmed Chairman Michael J. LaVelle’s appointment as interim President and CEO, replacing Jeffrey P. Baker who resigned last week.

“The Board will be searching for a seasoned operational leader who has demonstrated that he/she can guide the Company in a direction that will restore growth, profitability and product leadership,” said Chairman LaVelle. The Company also announced that last November it engaged Alliance Management, a Minneapolis-based, national business consultancy, to assist the Company’s Board and management in identifying business strategies focused on realigning the Company’s operations and returning the Company to profitability.

LaVelle added that during the interim period he will be working with Alliance Management and the management team to develop and implement initiatives designed to improve operating results and enhance shareholder value.

The Company also announced preliminary results for the fourth quarter ended December 31, 2006. Revenue for the quarter was $86.7 million compared to $85.9 million last year. The Company had a net loss of approximately $0.02 per diluted share for the fourth quarter of 2006 compared to a gain of $0.04 per diluted share in the fourth quarter of 2005.

Analysts International will announce its 2006 results before the market opens on Tuesday, February 27, 2007, and hold a conference call to discuss those results at 9:30 am CT that day. Participants may access the call by dialing 1-800-418-7236 or 1-973-935-8757 for international participants, and asking for the Analysts International conference call moderated by Michael LaVelle. The call may also be accessed via the Internet at www.analysts.com, where it will be archived. Interested parties can also hear a replay of the call from 11:30 am CT on February 27, 2007 to 10:59 pm CT on March 6, 2007, by calling 1-877-519-4471 and using access code 8386150.

About Analysts International

Headquartered in Minneapolis, Analysts International is a diversified IT services company. In business since 1966, the company has sales and customer support offices in the United States and Canada. Lines of business include Full Service Staffing, which provides high demand resources for supporting a client's IT staffing needs; Solutions Services, which provides business solutions and network infrastructure services; Managed IT Services and Government Solutions. The company partners with best-in-class IT organizations, allowing access to a wide range of expertise, resources and expansive geographical reach. For more information, visit www.analysts.com.

Cautionary Statement for the Purpose of Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

This Press Release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by words such as "believe," "expect," "anticipate," "plan," "potential," "continue" or similar expressions. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. Such forward-looking statements are based upon current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Statements made in this Press Release by the Analysts International Corporation ("Analysts" or the "Company") regarding the Company's expectations as to its search for a new Chief Executive Officer, improved operating results, realignment of the Company’s operations, return to profitability, enhanced shareholder value and revenue and earnings for the fourth quarter of its fiscal year 2006 are forward-looking statements. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. In any forward-looking statement in which Analysts expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (i) completion of the accounting and financial review processes; (ii) its ability to design and implement successful strategies or operating efficiencies in a timely manner; (iii) its ability to successfully realign the Company’s operations and whether those actions will result in returning the Company to profitability or enhanced shareholder value; and (iv) other economic, business, competitive and/or regulatory factors affecting Analysts' business generally, including those set forth in Analysts' filings with the SEC, including its Annual Report on Form 10-K for its most recent fiscal year, especially in the Management's Discussion and Analysis section, its most recent Quarterly Report on Form 10-Q and its Current Reports on Form 8-K. All forward-looking statements included in this Press Release are based on information available to Analysts on the date of the Press Release. Analysts undertakes no obligation (and expressly disclaims any such obligation) to update forward-looking statements made in this Press Release to reflect events or circumstances after the date of this Press Release or to update reasons why actual results would differ from those anticipated in such forward-looking statements.

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